Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Amendment No. 5 to Form S-1 of (i) our report dated March 4, 2010 relating to the consolidated financial statements of Oasis Petroleum LLC as of December 31, 2009 and 2008, for the period from February 26, 2007 (inception) to December 31, 2007 and for each of the two years in the period ended December 31, 2009, (ii) our report dated March 4, 2010 relating to the balance sheet of Oasis Petroleum Inc. at February 25, 2010, (iii) our report dated March 4, 2010 relating to the statement of revenues and direct operating expenses of the Bill Barrett Corporation Acquisition Properties for the six-month period ended June 30, 2007, and (iv) our report dated March 4, 2010 relating to the statement of revenues and direct operating expenses of the Kerogen Acquisition Properties for the year ended December 31, 2008, all of which appear in such Registration Statement. We also consent to the references to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Houston, Texas
June 2, 2010